Sunstone Financial Group, Inc.
                        207 E. Buffalo Street, Suite 400
                              Milwaukee, WI  53202
                                 (414) 271-5885

June 6, 1996

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Wasatch Funds, Inc. - Registration Nos. 33-10451; 811-4920
- -----------------------------------------------------------------

Dear Sir or Madam:

On behalf of the above-named registrant and pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 (the "1934 Act"), we hereby file a definitive Proxy Statement and form of proxy. No fee is being paid because a fee was paid upon filing of the preliminary proxy materials.

Please telephone the undersigned at (414) 271-5885 should you have any questions regarding this filing.

Sincerely,

/s/ Michael E. Yanke
- --------------------
Michael E. Yanke
Client Services and Accounting Manager

MEY/sb

cc:  Mike Radmer


June 5, 1996

Dear Shareholder:

We are very excited to present the enclosed proxy to you requesting your approval on amendments that we believe will enhance the Income Fund as an investment vehicle.

The Board of Directors of Wasatch Funds has unanimously and enthusiastically approved, and asks that you approve, the changes detailed in the enclosed Proxy Statement, including:

  1. that Wasatch Advisors (the Adviser) be authorized to hire Hoisington Investment Management Company (Hoisington) as Sub-Adviser to the Fund; and

  2. that the investment objectives of the Fund be modified. The Fund's Prospectus currently provides that the "Income Fund's primary investment objective is to receive current income at low risk by investing in fixed income securities. The secondary objective is capital appreciation." It is proposed that the language be modified to provide that "The investment objective of the Fund is to provide a real rate of return (i.e., a rate of return that exceeds the rate of inflation) over a business cycle by investing in U.S. Treasury Securities with an emphasis on both income and capital appreciation."

The Board of Directors feels strongly that adopting the proposed changes will make the Fund a better vehicle for investors desiring income and capital appreciation. At the time of inception, the Income Fund was the only Wasatch investment choice offering current income. Now, the Wasatch family of funds provides for investments in a money market fund (the Northern U.S. Government Money Market Fund) for investors desiring only current income at low risk.

Upon your approval of the sub-advisory agreement, Hoisington will take over the day-to-day investment decisions for the Income Fund while Wasatch will retain responsibility for monitoring compliance with the investment policies and restrictions of the Fund.

We feel strongly that the association between Wasatch and Hoisington will be advantageous for shareholders. First, Hoisington is an experienced money manager specializing in investments in high-quality fixed income securities. The firm manages $2.8 billion in assets for a distinguished list of institutional clients and requires a minimum account size of $10 million. The sub-advisory agreement between Wasatch and Hoisington will create an opportunity for mutual fund investors to access the expertise of this premier fixed income manager. Second, just as Wasatch's research analysts follow a strict discipline for investing in companies, Hoisington's investment professionals have a focused strategy for investing in fixed income securities. Also similar to Wasatch, Hoisington takes a long-term approach to investing and is committed to building lasting relationships with clients. Finally, upon approval of the proposals, the total annual expense ratio for the Fund will be lowered from 1% to 0.75%.

If approved, the Income Fund will be renamed "Wasatch-Hoisington U.S. Treasury Fund." As the name implies, the Fund will invest primarily in high-quality U.S. Treasury Securities. This strategy means that Fund shareholders will be exposed to minimal credit risk. The Fund may take full advantage of the entire range of maturities offered, from less than a year to a maximum of 30 years. Hoisington believes the decision regarding the maturity of the portfolio is the key to getting favorable returns for investors. Please read Exhibit C of the Proxy Statement, the proposed prospectus language, for a discussion of investment objectives and risks.

We ask that you please review the enclosed Proxy Statement and complete and mail your proxy as soon as possible. If you have any questions about the proposed changes, please call us at (800) 381-1065. We appreciate the association we enjoy with Fund shareholders and look forward to strengthening our relationship with you.

Sincerely,
/s/ Samuel S. Stewart, Jr.
- --------------------------
Samuel S. Stewart, Jr.
President



                              WASATCH INCOME FUND
                        A SERIES OF WASATCH FUNDS, INC.
                        68 South Main Street, Suite 400
                           Salt Lake City, Utah 84101


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 21, 1996

     NOTICE IS HEREBY GIVEN that the special meeting of shareholders of the Wasatch Income Fund, (the "Fund"), a series of Wasatch Funds, Inc. (the "Company"), will be held at 3:00 p.m., Mountain Time, on Friday, June 21,
1996, at 68 South Main Street, Suite 400, Salt Lake City, Utah. The purposes of the meeting are as follows:

     1. To vote on an amendment to the Advisory and Service Contract between the Fund and Wasatch Advisors, Inc. (the "Adviser") authorizing the Adviser to retain a sub-adviser or sub-advisers to assist the Adviser in furnishing investment advice to the Fund.

     2. To vote on a sub-advisory agreement between the Adviser and Hoisington Investment Management Company ("Hoisington") pursuant to which Hoisington would direct the investment of the Fund's assets and be responsible for the formulation and implementation of a continuing program for the management of the Fund's assets.

     3. To vote on a proposed modification to the investment objectives of the Fund.

     4. To vote on a proposed amendment to the Fund's fundamental investment restrictions to allow it to lend portfolio securities.

     5. To vote on such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Shareholders of record on May 15, 1996, are the only persons entitled to notice of and to vote at the meeting.

     Your attention is directed to the attached Proxy Statement.  WHETHER OR
NOT YOU EXPECT TO BE PRESENT AT THE UPCOMING MEETING, PLEASE FILL IN, SIGN, DATE, AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE FUND FURTHER SOLICITATION EXPENSE. No postage necessary if mailed in the United States.


                                               Samuel S. Stewart, Jr., President
Dated:  June 5, 1996


                                PROXY STATEMENT

                              WASATCH INCOME FUND
                        A SERIES OF WASATCH FUNDS, INC.
                        68 South Main Street, Suite 400
                           Salt Lake City, Utah 84101


                SPECIAL MEETING OF SHAREHOLDERS - JUNE 21, 1996

     The enclosed proxy is solicited by the Board of Directors of Wasatch Funds, Inc. (the "Company") in connection with a special meeting of shareholders of the Wasatch Income Fund (the "Fund"), a series of the Company, to be held June 21, 1996, and any adjournments or postponements thereof. The costs of solicitation, including the cost of preparing and mailing the Notice of Meeting and this Proxy Statement, will be paid by the Adviser, and it is expected that such mailing will take place on or about June 5, 1996. In addition to solicitations by mail, representatives of Wasatch Advisors, Inc. (the "Adviser"), the investment adviser and manager of the Fund, and the Company may, without extra remuneration, solicit proxies on behalf of the management of the Fund by means of mail, telephone or personal interviews.

     A proxy may be revoked before the meeting by giving written notice of revocation to the Secretary of the Company, or at the meeting prior to the voting. In instances where choices are specified by the shareholders in the proxy, those proxies will be voted or the vote will be withheld in accordance with the shareholder's choice. Unless revoked, properly executed proxies in which choices are not specified by the shareholders will be voted "for" each item for which no choice is specified, in accordance with the recommendation of the Board of Directors. Abstentions may be specified on all proposals and abstentions (including broker non-votes, if any) will be counted as present for purposes of determining whether a quorum of shares is present at the meeting with respect to the item on which the abstention is noted but will not be counted as a vote "for" or "against" such item. Under the Rules of the New
York Stock Exchange, if a proposal is considered "discretionary," then brokers who hold Fund shares in street name for customers are authorized to vote on such proposal on behalf of their customers with or without specific voting instructions from such customers. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a proposal, then the shares covered by such non-vote shall not be counted as present for purposes of calculating the vote with respect to such proposal. So far as the Board of Directors is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. Should any other matters come before the meeting calling for a vote of shareholders, it is the intention of the persons named as proxies in the enclosed proxy to vote upon such matters according to their best judgment.

     If a quorum is not present at a meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the nature of the proposals that are the subject of the meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy.

     Only shareholders of record on May 15, 1996 may vote at the meeting or any adjournments thereof. As of that date, there were issued and outstanding 571,900 common shares, $.001 par value, of the Fund. Common shares represent the only class of securities of the Fund. Each shareholder of the Fund is entitled to one vote for each share held. None of the matters to be presented at the meeting will entitle any shareholder to appraisal rights.

     THE FUND'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995 AND SEMI-ANNUAL REPORT FOR THE FISCAL PERIOD ENDED MARCH 31, 1996, INCLUDING FINANCIAL STATEMENTS, WERE PREVIOUSLY MAILED TO SHAREHOLDERS. IF YOU HAVE NOT RECEIVED THESE REPORTS OR WOULD LIKE TO RECEIVE ANOTHER COPY, PLEASE CONTACT THE FUND AT P.O. BOX 2172, MILWAUKEE, WISCONSIN 53201-2172, OR CALL 800-551-1700 AND ONE WILL BE SENT, WITHOUT CHARGE, BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF YOUR REQUEST.

     To the knowledge of Fund management, the following were the owners (beneficially or of record) of more than 5% of the outstanding shares of the Fund as of May 15, 1996:

                                        Percentage           Number
     Name                               Ownership           of Shares
     ----                               ---------           ---------
     Charles Schwab & Company            27.39%           156,660.598
     Attn:  Mutual Funds Department
     101 Montgomery Street
     San Francisco, CA  94104-4122

     UMB Bank, n.a., Trustee             12.39%            70,833.426
     Ray R. Christensen IRA Rollover
     175 South West Temple, Suite 510
     Salt Lake City, UT  84101-1422

     UMB Bank, n.a., Trustee              6.20%            35,465.094
     Dr. Jaime Mosquera IRA
     Box 1504, HCR-3
     Rocky Mount, MO  65072


                                  PROPOSAL ONE
                  APPROVAL OF AN AMENDMENT TO THE ADVISORY AND
                     SERVICE CONTRACT BETWEEN THE FUND AND
                             WASATCH ADVISORS, INC.

THE PROPOSED AMENDMENT

     The Company's Board of Directors has approved, and recommends that shareholders approve, an amendment (the "Amendment") to the Advisory and Service Contract dated December 4, 1986 (the "Advisory Contract") between the Company, on behalf of the Fund, and Wasatch Advisors, Inc. (the "Adviser").
The Amendment authorizes the Adviser, at its option and expense, to retain a sub-adviser or sub-advisers to assist the Adviser in furnishing investment advice to the Fund. The Amendment is being proposed because the Adviser and the Company's Board of Directors believe that the Fund's investment performance would likely be enhanced if a sub-adviser specializing in fixed income management could be engaged and that Fund marketing might also be enhanced if a sub-adviser with an excellent reputation for fixed income management were retained. A copy of the Amendment is attached as Exhibit A to the Proxy Statement. The Amendment provides that the Adviser shall be responsible for monitoring compliance by any sub-adviser it retains with the investment policies and restrictions of the Fund and with any other limitations or directions prescribed by the Board of Directors. The Amendment further provides that any appointment of a sub-adviser will in no way limit or diminish the Adviser's obligations and responsibilities under the Advisory Agreement.

     The Amendment does not change the rate of the advisory fee payable by the Fund. The Adviser would continue to receive compensation (paid monthly) at the current annual rate of 0.50% of the Fund's average daily net assets. A sub-advisory agreement (the "Sub-Advisory Agreement") between the Adviser and Hoisington Investment Management Company ("Hoisington") is also being presented for shareholder approval. See "Proposal Two - Approval of a Sub-Advisory Agreement Between Wasatch Advisors, Inc. and Hoisington Investment Management Company." If the proposed Sub-Advisory Agreement is approved by shareholders, the Adviser will pay the Sub-Adviser a monthly management fee computed at the annual rate of 0.02% of the Fund's average daily net assets as long as and whenever the Fund has net assets less than $20 million and one-half (1/2) of the monthly fee the Adviser receives from the Fund under the Advisory Contract as long as and whenever the Fund has net assets of $20 million or more. The Adviser will retain the remainder of the advisory fee paid under the Advisory Contract.

     The Adviser has voluntarily agreed to limit the total expenses of the Fund to 0.75% of the Funds' average net assets computed on a daily basis following the approval and effectiveness of Proposals One, Two and Three as set forth in this Proxy Statement. The Adviser will maintain such expense limitation at least through September 30, 1997.

     The Amendment was approved by the Board of Directors at a meeting held May 17, 1996, subject to the approval of the shareholders of the Fund. A discussion of the factors considered by the Company's Board of Directors in approving the Amendment and the Sub-Advisory Agreement is set forth below under "Proposal Two
- - Approval of a Sub-Advisory Agreement Between Wasatch Advisors, Inc. and Hoisington Investment Management Company."

GENERAL INFORMATION CONCERNING THE ADVISORY CONTRACT

     The Advisory Contract was approved by the Fund's initial shareholders at inception in 1986 and has not been submitted to shareholders since that time. The contract was last approved by the Company's Board of Directors, including the disinterested directors, on December 8, 1995. Pursuant to the Advisory Contract, the Adviser furnishes the Fund with investment advice and, in general, supervises the management and investment program of the Fund. The Adviser furnishes at its own expense office facilities and simple business equipment.
In addition, the Adviser pays the salaries and fees of any officers of the Adviser serving as officers or directors of the Fund. Under the Advisory Contract, the Fund pays the Adviser an advisory fee calculated and paid monthly at the per annum rate of 0.50% of the Fund's average daily net assets. For the fiscal year ended September 30, 1995, the Adviser waived its full advisory fees of $16,871 and paid $3,075 of additional Fund expenses.

     The Advisory Contract will terminate automatically in the event of its assignment. In addition, the Advisory Contract is terminable at any time, without penalty, by the Board of Directors or by a vote of a majority of the Fund's outstanding voting securities on 60 days' written notice to the Adviser, and by the Adviser on 60 days' written notice to the Fund. The Advisory Contract shall continue in effect only so long as such continuance is specifically approved at least annually by either the Board of Directors of the Company, or by a vote of a majority, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the outstanding voting securities of the Fund, provided that, in either event, such continuance is also approved by a vote of a majority of the directors who are not parties to such Contract, or interested persons of such parties, cast in person at a meeting called for the purpose of voting on such approval.

VOTE REQUIRED

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE PROPOSED AMENDMENT TO THE ADVISORY CONTRACT. Adoption of the proposal requires the favorable vote of a majority of the outstanding shares of the Fund, as defined in the 1940 Act, which means the lesser of the vote of (a) 67% of the shares of the Fund present at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund (i.e., a "supra-majority" vote). Unless otherwise instructed, the proxies will vote for the approval of the proposed Amendment.


                                  PROPOSAL TWO
                      APPROVAL OF A SUB-ADVISORY AGREEMENT
                       BETWEEN WASATCH ADVISORS, INC. AND
                    HOISINGTON INVESTMENT MANAGEMENT COMPANY

THE PROPOSED SUB-ADVISORY AGREEMENT

     Following the Adviser's decision to recommend hiring a sub-adviser, the Adviser presented the Sub-Advisory Agreement to the Company's Board of Directors for its approval. The Board has approved, and recommends that shareholders of the Fund approve, the Sub-Advisory Agreement. A copy of the Sub-Advisory Agreement is attached as Exhibit B to this Proxy Statement. The following discussion is qualified in its entirety by reference to the text of the Sub-Advisory Agreement.

     Under the terms of the Sub-Advisory Agreement, and subject to the supervision of the Adviser, Hoisington will direct the investment of the Fund's assets and will be responsible for the formulation and implementation of a continuing program for the management of the Fund's assets and resources. Hoisington will make all determinations with respect to the investment of the assets of the Fund and will take all steps as may be necessary to implement the determinations, including the placement of purchase and sale orders on behalf of the Fund.

     The Sub-Advisory Agreement provides that the Adviser shall pay Hoisington a monthly management fee computed at the annual rate of 0.02% of the Fund's average daily net assets as long as and whenever the Fund has net assets less than $20 million and one-half (1/2) of the monthly fee the Adviser receives from the Fund under the Advisory Contract as long as and whenever the Fund has net assets of $20 million or more. The Adviser will retain the remainder of the advisory fee paid under the Advisory Contract. See "Proposal One - Approval of an Amendment to the Advisory and Service Contract Between the Fund and Wasatch Advisors, Inc."

     The Board of Directors of the Company has adopted a resolution changing the name of the Fund to "Wasatch-Hoisington U.S. Treasury Fund" effective on the date the Sub-Advisory Agreement becomes effective, which is expected to be July 1, 1996.

     The Sub-Advisory Agreement will terminate automatically in the event of its assignment. In addition, the Sub-Advisory Agreement is terminable at any time, without penalty, by the Board of Directors or by a vote of a majority of the Fund's outstanding voting securities on 60 days' written notice to the Adviser and Hoisington, by the Adviser on 60 days' written notice to the Sub-Adviser, or by the Sub-Adviser on 60 days' written notice to the Adviser. The Sub-Advisory Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by either the Board of Directors of the Company, or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided that, in either event, such continuance is also approved by a vote of a majority of the directors who are not parties to such Agreement, or interested persons of such parties, cast in person at a meeting called for the purpose of voting on such approval.

BOARD DELIBERATIONS

     The Sub-Advisory Agreement was approved by the Company's Board of Directors, subject to shareholder approval, at a meeting held May 17, 1996. Prior to approving the Sub-Advisory Agreement, the Board considered a variety of factors, including (a) the historical performance of the Fund and the types of portfolio securities purchased by the Fund to achieve its investment objectives;
(b) the nature, quality and extent of the services proposed to be provided by the Adviser and Hoisington relative to those currently provided by the Adviser alone; (c) the organizational depth, reputation and experience of Hoisington in managing fixed income portfolios; (d) the financial condition of Hoisington; and
(e) the performance of accounts advised by Hoisington that are similar in portfolio composition to the Fund. The Board also considered the reasonableness of the proposed fee allocation between the Adviser and Hoisington in light of the Adviser's reduced investment role but continued overall responsibility.

VOTE REQUIRED

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE PROPOSED SUB-ADVISORY AGREEMENT. Adoption of the proposal requires a "supra-majority" vote. Unless otherwise instructed, the proxies will vote for the approval of the proposed Sub-Advisory Agreement.


                                 PROPOSAL THREE
                           APPROVAL OF A MODIFICATION
                      TO THE FUND'S INVESTMENT OBJECTIVES

     The Fund's Prospectus currently provides that as a "fundamental policy" which cannot be changed without shareholder approval the

               "Income Fund's primary investment objective is to receive current income at low risk by investing in fixed income securities. The secondary objective is capital appreciation."

     It is proposed that the Prospectus language describing such fundamental policy be modified to provide:

               "The investment objective of the Fund is to provide a real rate of return (i.e., a rate of return that exceeds the rate of inflation) over a business cycle by investing in U.S. Treasury Securities with an emphasis on both income and capital appreciation."

     The term "business cycle" is used to describe fluctuations in total economic activity. It refers to the period of time it takes the economy to shift from a peak in business activity to a trough and back to a peak. (In other words, it refers to the start of a recession through recovery and expansion and back to recession.) The average post-war business cycle (measured from the end of one recession to the start of the next recession) has been about 48 months, ranging from 12 to 94 months. Interest rates generally follow this cycle, being at relatively high levels near the beginning of a recession and falling during the recession and the early part of the business recovery. Generally, interest rates begin to rise toward the end of a business expansion again peaking near the start of the next recession.

     If this change is approved the Fund will not emphasize current income, but instead will emphasize both income and capital appreciation. With the reduced emphasis on current income the Board of Directors of the Fund has adopted a resolution providing that following the payment of the monthly dividend for the month ended July 31, 1996, the Fund will pay dividends annually, rather than monthly.

     A description of the Fund, following the approval of items #1 through #4 of this Proxy Statement, is set forth in Exhibit C hereto.

VOTE REQUIRED

     The Board of Directors of the Company recommends that shareholders of the Fund vote to approve the proposed modification to the Fund's investment objectives. Adoption of the proposal requires a "supra-majority" vote.
Unless otherwise instructed, the proxies will vote for the approval of the modified investment objectives.


                                 PROPOSAL FOUR
                            APPROVAL OF THE PROPOSAL
                               TO ALLOW THE FUND
                          TO LEND PORTFOLIO SECURITIES

     Currently the Fund has a fundamental policy which states in relevant part that it may not "make loans to other persons." The Board of Directors of the Company has adopted a resolution to modify this restriction as follows:

               "The Income Fund may not make loans to other persons, except that it may lend portfolio securities representing up to one-third of the value of its total assets. (The Income Fund however, may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objectives and policies, as in the opinion of the Income Fund manager, these investments do not constitute the making of loans.)"

     The lending of portfolio securities to broker-dealers, banks and certain other institutions may increase Fund income, but also may involve certain risks. For further information on securities lending, including limitations and measures to be taken to mitigate such risks, see the "Lending of Portfolio Securities" section of Exhibit C hereto.

VOTE REQUIRED

     The Board of Directors of the Company recommends that shareholders of the Fund vote to approve the proposal to allow securities lending. Adoption of the proposal requires a "supra-majority" vote. Unless otherwise instructed, the proxies will vote for the approval of the proposal to allow securities lending.


                                 OTHER MATTERS

     Management does not intend to present any business to the meeting not mentioned in this Proxy Statement and currently knows of no other business to be presented. If any other matters are brought before the meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Fund.


      SUPPLEMENTAL INFORMATION ABOUT THE ADVISER, THE FUND AND THE COMPANY

     No officers or Directors of the Company have family relationships with other officers or Directors of the Company. The Adviser does not currently serve as investment adviser for any other investment companies that have an investment objective similar to that of the Fund. The name and principal occupation of the principal executive officer and each Director of the Adviser are set forth below. The address of each person is 68 South Main Street, Suite 400, Salt Lake City, Utah 84101.

Name                               Principal Occupation
- ----                               --------------------
Samuel S. Stewart, Jr.             Chairman of the Board of Directors and
                                   President of the Adviser; President and
                                   Director of Wasatch Funds, Inc. (the
                                   "Company"); Director of Research for the Adviser; Professor of Finance at the University of Utah.

Roy S. Jespersen                   Director, Vice President and Portfolio
                                   Manager of the Adviser; Director and Vice
                                   President of the Company.

Mark E. Bailey                     Director, Vice President and Portfolio
                                   Manager of the Adviser.

Jeffrey S. Cardon                  Director, Vice President and Security Analyst
                                   of the Adviser; Director and Vice President of the Company.

Karolyn Barker                     Director and Security Analyst of the Adviser.

Robert Gardiner                    Director and Security Analyst of the Adviser.

James Milligan                     Director and Marketing Director of the
                                   Adviser.

     Venice F. Edwards is Secretary/Treasurer of the Company and Compliance Officer of the Adviser. No officer or Director of the Company owns any voting securities of the Adviser except for Messrs. Stewart (25%), Jespersen (13%) and Cardon (13%).


                 SUPPLEMENTAL INFORMATION ABOUT THE SUB-ADVISER

     Hoisington is a registered investment adviser that was incorporated in 1980. Hoisington is wholly-owned by Van Robert Hoisington and provides investment management services for individuals, pension and profit sharing plans, trusts and estates, charitable organizations and corporations and other business entities. As of December 31, 1995, Hoisington provided investment advice to 43 separately managed accounts and had approximately $2.8 billion of assets under management. Hoisington provides investment management for fixed income securities, including U. S. government securities.

     The address of Hoisington and each of its Directors is 1250 Capital of Texas Highway South, Building 3, #600, Austin, Texas 78746. The names and principal occupations of the principal executive officer and each Director of Hoisington are set forth below.

Name                                    Principal Occupation
- ----                                    --------------------
Van Robert Hoisington                   President and Director of Hoisington.

Ethel Jeanne Hoisington                 Director of Hoisington.

David M. Hoisington                     Director and Vice President of
                                        Hoisington.

Van Robert Hoisington, Jr.              Director and Vice President of
                                        Hoisington.

Janice Teague Green                     Senior Vice President of Hoisington.


                             SHAREHOLDER PROPOSALS

      Any proposal by a shareholder to be considered for presentation at the next Annual Meeting must be received at the Fund's offices, 68 South Main Street, Suite 400, Salt Lake City, Utah 84101, no later than August 15, 1996.


                                               Samuel S. Stewart, Jr., President
     Dated: June 5, 1996



                                   EXHIBIT A

                              WASATCH INCOME FUND
                     AMENDMENT DATED AS OF          , 1996
                                          ----------
                        TO ADVISORY AND SERVICE CONTRACT


     WHEREAS, Wasatch Funds, Inc., a Utah corporation (the "Company"), and Wasatch Advisors, Inc., a Utah corporation (the "Adviser"), previously entered into that Advisory and Service Contract dated December 4, 1986 (the "Advisory Contract"), on behalf of Wasatch Income Fund (the "Fund");

     WHEREAS, the Company and the Adviser contemplate that the Adviser will retain a sub-adviser to assist the Adviser in furnishing an investment program to the Fund and wish to make provision therefor.

     NOW, THEREFORE, the Company and the Adviser agree as follows:

     The Adviser is hereby authorized, at its option and expense, to retain a sub-adviser or sub-advisers to assist the Adviser in furnishing investment advice to the Fund; provided that the Adviser shall be responsible for monitoring compliance by such sub-adviser(s) with the investment policies and restrictions of the Company and the Fund and with such other limitations or directions as the Board of Directors of the Company may from time to time prescribe. Any such retention of a sub-adviser shall be subject to approval by the Board of Directors of the Company and, to the extent required by law, the shareholders of the Fund. Any appointment of a sub-adviser pursuant hereto shall in no way limit or diminish the Adviser's obligations and responsibilities under the Advisory Agreement.

     IN WITNESS WHEREOF, the Company and the Adviser have caused this Amendment to the Advisory Contract to be executed by their duly authorized officers as of the day and year first above written.

WASATCH FUNDS, INC.                     WASATCH ADVISORS, INC.

By                                      By
- --------------------------              --------------------------

Its                                     Its
- --------------------------              --------------------------


                                   EXHIBIT B

                             SUB-ADVISORY AGREEMENT

     Agreement, dated as of                 , 1996, by and between Wasatch
                            -----

Advisors, Inc., a Utah corporation (the "Adviser"), and Hoisington Investment Management Company, a Texas corporation (the "Sub-Adviser").

     WHEREAS, the Adviser is the investment adviser to the Wasatch-Hoisington U.S. Treasury Fund (the "Fund") (formerly "Wasatch Income Fund"), which is a series of Wasatch Funds, Inc. (the "Company"), which is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser desires to retain the Sub-Adviser to assist the Adviser in furnishing an investment program to the Fund.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Adviser and the Sub-Adviser agree as follows:

     1. The Adviser hereby employs the Sub-Adviser to serve as sub-adviser with respect to the assets of the Fund, and to perform the services hereinafter set forth. The Sub-Adviser hereby accepts such employment and agrees, for the compensation herein provided, to assume all obligations herein set forth and to bear all expenses of its performance of such obligations (but no other expenses). The Sub-Adviser shall not be required to pay expenses of the Fund or the Company, unless otherwise explicitly provided herein. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or on behalf of the Fund or the Company in any way or otherwise be deemed an agent of the Fund or the Company.

     2. The Sub-Adviser shall direct the investment of the Fund's assets in accordance with the 1940 Act, the provisions of the Internal Revenue Code of 1986, as amended, relating to regulated investment companies, applicable laws, and the investment objectives, policies and restrictions set forth in the Fund's Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission pursuant to Rule 497 under the Securities Act of 1933, subject to the supervision of the Company, its officers and directors, and the Adviser and in accordance with the investment objectives, policies and restrictions from time to time prescribed by the Board of Directors of the Company and communicated by the Adviser to the Sub-Adviser and subject to such further limitations as the Adviser may from time to time impose by written notice to the Sub-Adviser.

     3. The Sub-Adviser shall formulate and implement a continuing program for the management of the Fund's assets. The Sub-Adviser shall amend and update such program from time to time as financial and other economic conditions warrant. The Sub-Adviser shall make all determinations with respect to the investment of the assets of the Fund and shall take such steps as may be necessary to implement the same, including the placement of purchase and sale orders on behalf of the Fund. The Sub-Adviser shall advise the Adviser and, if requested by the Adviser, advise the Company's Board of Directors (which shall make all non-investment decisions with respect to the securities in which the assets of the Fund may be invested), of the manner in which voting rights, rights to consent to corporate action, and any other noninvestment decisions pertaining to the Fund's portfolio securities should be exercised.

     4. The Sub-Adviser shall furnish such reports to the Adviser as the Adviser may reasonably request for the Adviser's use in discharging its obligations under the Advisory and Service Contract between the Fund and the Adviser (the "Advisory Agreement"), which reports may be distributed by the Adviser to the Company's Board of Directors at periodic meetings of such Board and at such other times as may be reasonably requested by the Company's Board of Directors. Copies of all such reports shall be furnished to the Adviser for examination and review within a reasonable time prior to the presentation of such reports to the Company's Board of Directors.

     5. The Sub-Adviser shall select the brokers and dealers that will execute the purchases and sales of portfolio instruments for the Fund and markets on or in which such transactions will be executed and shall place, in the name of the Fund or its nominee, all such orders.

     (a) When placing such orders, the Sub-Adviser is authorized to employ such dealers and brokers as may, in the judgment of the Sub-Adviser (taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities), implement the policy of the Fund to obtain the best price and execution. Consistent with this policy, the Sub-Adviser is authorized to direct the execution of the Fund's portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Sub-Adviser to be useful or valuable to the performance of its sub-advisory functions for the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Sub-Adviser.

     It is understood that certain other clients of the Sub-Adviser may have investment objectives and policies similar to those of the Fund, and that the Sub-Adviser may, from time to time, make recommendations that result in the purchase or sale of a particular security by its other clients simultaneously with the Fund. If transactions on behalf of more than one client during the same period increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price or quantity. In such event, the Sub-Adviser shall allocate advisory recommendations and the placing of orders in a manner that is deemed equitable by the Sub-Adviser to the accounts involved, including the Fund. When two or more of the clients of the Sub-Adviser (including the Fund) are purchasing or selling the same security on a given day from the same broker or dealer, such transactions may be averaged as to price.

     (b) The Sub-Adviser agrees that, except to the extent permitted under Rule 17a-7 under the 1940 Act, or under any no-action letter or exemptive order issued to the Company or the Fund by the Securities and Exchange Commission, it will not purchase or sell securities for the Fund in any transaction in which it, the Adviser or any "affiliated person" of the Company, the Fund, the Adviser or Sub-Adviser or any affiliated person of such "affiliated person" is acting as principal. The Sub-Adviser agrees that any transactions effected under Rule 17a-7 shall comply with the then-effective procedures adopted under such rule by the Company's Board of Directors.

     (c) The Sub-Adviser agrees that it will not execute any portfolio transactions for the Fund with a broker or dealer or futures commission merchant which is an "affiliated person" of the Company, the Fund, the Adviser or the Sub-Adviser or an "affiliated person" of such an "affiliated person" without the prior written consent of the Adviser. In effecting such transactions, the Sub-Adviser shall comply with Section 17(e)(1) of the 1940 Act and the then-effective procedures adopted under such rule by the Company's Board of Directors.

     (d) The Sub-Adviser shall promptly communicate to the Adviser and, if requested by the Adviser, to the Company's Board of Directors, such information relating to portfolio transactions as the Adviser may reasonably request. The parties understand that the Fund shall bear all brokerage commissions in connection with the purchases and sales of portfolio securities for the Company and all ordinary and reasonable transaction costs in connection with purchases of such securities in private placements and subsequent sales thereof.

     6. The Sub-Adviser may (at its cost except as contemplated by paragraph 5 of this Agreement) employ, retain or otherwise avail itself of the services and facilities of persons and entities within its own organization or any other organization for the purpose of providing the Sub-Adviser, the Adviser, the Fund, or the Company with such information, advice or assistance, including but not limited to advice regarding economic factors and trends and advice as to transactions in specific securities, as the Sub-Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Adviser, the Fund, or the Company, or in the discharge of the Sub-Adviser's overall responsibilities with respect to the other accounts for which it serves as investment manager or investment adviser.

     7. The Sub-Adviser shall cooperate with and make available to the Adviser, the Fund, the Company and any agents engaged by the Company, the Sub-Adviser's expertise relating to matters affecting the Company.

     8. For the services to be rendered and the facilities to be furnished under this Agreement, the Adviser shall pay to the Sub-Adviser a monthly management fee computed at the annual rate of 0.02% of the Fund's average daily net assets as long as and whenever the Fund has net assets of less than $20 million, and one-half (1/2) of the monthly fee the Adviser receives from the Fund under the Advisory and Service Contract as long as and whenever the Fund has net assets of $20 million or more. Such fee shall be payable on the fifteenth day of each calendar month for services performed hereunder during the preceding month. The net asset value of the Fund shall be calculated as of the close of the New York Stock Exchange on each day the Exchange is open for trading or as of such other time or times as the Company's Board of Directors may determine in accordance with the provisions of the 1940 Act. On each day when net asset value is not calculated, the net asset value of a share of common stock of the Fund shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

     If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month during which this Agreement is in effect shall be prorated in a manner consistent with the calculation of fees as set forth above.

     9.  The Sub-Adviser represents, warrants and agrees that:

     (a) The Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act") and is currently in compliance and shall at all times continue to comply with the requirements imposed upon it by the Advisers Act and other applicable laws and regulations. The Sub-Adviser agrees to (i) supply the Adviser with such documents as the Adviser may reasonably request to document compliance with such laws and regulations and (ii) immediately notify the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of a registered investment company pursuant to any applicable law or regulation.

     (b) The Sub-Adviser will maintain, keep current and preserve on behalf of the Fund in the manner provided by the 1940 Act all records required by the 1940 Act with respect to the Sub-Adviser's activities hereunder. The Sub-Adviser agrees that such records are the property of the Company, and will be surrendered to the Company promptly upon request.

     (c) The Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Fund as the Adviser may from time to time require to document compliance with the 1940 Act, the Advisers Act, the Internal Revenue Code, applicable state securities laws and other applicable laws and regulations or regulatory and taxing authorities in countries other than the United States.

     (d) After filing with the Securities and Exchange Commission any amendment to its Form ADV, the Sub-Adviser will promptly furnish a copy of such amendment to the Adviser.

     (e) The Sub-Adviser will immediately notify the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

     10.  The Adviser represents, warrants and agrees that:

     (a) It has been duly authorized by the Board of Directors of the Company to delegate to the Sub-Adviser the provision of the services contemplated hereby.

     (b) The Adviser and the Company are currently in compliance and shall at all times continue to comply with the requirements imposed upon the Adviser and the Company by applicable law and regulations.

     11. The Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or its shareholders in connection with the performance of its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

     12. The Sub-Adviser hereby grants the Fund and the Company the right to use "Hoisington" in the name of the Fund so long as the Sub-Adviser is the sub-adviser to the Fund. If the Sub-Adviser ceases to be the Fund's sub-adviser, the Fund will promptly change its name to omit the reference to "Hoisington." The Sub-Adviser agrees that so long as "Hoisington" is included in the Fund's name, it will not allow the use of "Hoisington" in the name of any other public investment company without the express written consent of the Adviser or the Fund.

     13. This Agreement shall become effective as of the date first set forth above. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period of two years from the date of its execution, and thereafter shall continue in effect only so long as such continuance is specifically approved at least annually (a) by the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Company, and (b) by the vote of a majority of the directors who are not parties to this Agreement or Interested Persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval. It shall be the duty of the Directors of the Company to request and evaluate, and the duty of the Adviser and Sub-Adviser to furnish, such information as may be reasonably necessary to evaluate the terms of this Agreement and any renewal thereof.

     This Agreement may be terminated at any time without the payment of any penalty (a) by the vote of the Board of Directors of the Company or by the vote of the holders of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice to the Adviser and the Sub-Adviser, or (b) by the Adviser, upon 60 days' written notice to the Sub-Adviser; or (c) by the Sub-Adviser, upon 60 days' written notice to the Adviser. This Agreement shall automatically terminate in the event of its assignment as defined in the 1940 Act and the rules thereunder.

     Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities or shares of the Fund shall mean the vote of 67% or more of such shares if the holders of more than 50% of such shares are present in person or by proxy or the vote of more than 50% of such shares, whichever is less.

     14. No amendment to or modification of this Agreement shall be effective unless and until approved by the vote of a majority of the outstanding shares of the Fund.

     15. This Agreement shall be binding upon, and inure to the benefit of, the Adviser and the Sub-Adviser, and their respective successors.

     16. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     17. Nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or any affiliate of the Sub-Adviser, or any employee of the Sub-Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

     18. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Utah.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers thereunto duly authorized in multiple counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

WASATCH ADVISORS, INC.                  HOISINGTON INVESTMENT
                                        MANAGEMENT COMPANY

By                                      By
  ------------------------                ------------------------
Name:                                   Name:
Title:                                  Title:


                                   EXHIBIT C

                     WASATCH-HOISINGTON U.S. TREASURY FUND

INVESTMENT OBJECTIVE

     The investment objective of the Fund is to provide a real rate of return (i.e., a rate of return that exceeds the rate of inflation) over a business cycle by investing in U.S. Treasury Securities with an emphasis on both income and capital appreciation. In pursuing its objective, at least 90% of the Fund's total assets will be invested in U.S. Treasury Securities and in repurchase agreements collateralized by such securities. The remainder of the Fund's portfolio can also be invested in high-quality money market instruments, cash equivalents and cash, which in the opinion of the Manager/Sub-Adviser present only minimal credit risks.

     The Fund is not limited as to the maturities of its portfolio investments and, to the extent consistent with its investment objective, may take full advantage of the entire range of maturities offered. The Manager/Sub-Adviser may adjust the average maturity (effective duration) of the Fund's portfolio from time to time depending upon its assessment of national and international economic and interest rate trends, changes in inflationary pressures, and the value of long treasury bonds relative to inflation. Under normal market conditions, it is expected that over the course of a business cycle, the effective duration of the Fund will vary from less than a year to a maximum of 15 years. In terms of maturity, it will range from less than a year to a maximum of 30 years.

     The term "business cycle" is used to describe fluctuations in total economic activity. It refers to the period of time it takes the economy to shift from a peak in business activity to a trough and back to a peak. (In other words, it refers to the start of a recession through recovery and expansion and back to recession.) The average post-war business cycle (measured from the end of one recession to the start of the next recession) has been about 48 months, ranging from 12 to 94 months. Interest rates generally follow this cycle, being at relatively high levels near the beginning of a recession and falling during the recession and the early part of the business recovery. Generally, interest rates begin to rise toward the end of a business expansion again peaking near the start of the next recession.

     An investment in the Fund involves certain risks. These include the following:

     CREDIT RISK. Credit Risk is the risk that the issuer of a debt security will fail to make payments on the security when due. The Manager/Sub-Adviser seek to limit credit risk by investing primarily in U.S. Treasury Securities and in repurchase agreements collateralized by such securities. Treasury Securities means securities which are direct obligations of the United States Treasury such as bonds, notes and bills. Treasury bills are issued on a discount rate basis and have a maturity of one year or less. Longer-dated treasury securities are issued with interest paid semi-annually to holders. Notes are generally issued in maturities of ten years and shorter, and bonds are currently issued with a maturity of up to 30 years. Unlike corporate bonds or government agency securities, all treasury securities are direct obligations of the U.S. government varying only in maturity and coupon. Treasury securities generally are viewed as carrying minimal credit risk.

     INTEREST RATE RISK. Interest rate risk is the risk that the value of a fixed-rate debt security will decline due to changes in market interest rates. Even though some interest-bearing securities are investments which offer a stable stream of income at relatively high current yields, the prices of such securities are affected by changes in interest rates and are therefore subject to market price fluctuations. The value of fixed income securities varies inversely with changes in market interest rates. When interest rates rise, the value of the Fund's portfolio securities, and therefore its net asset value per share, generally will decline. In general, the value of fixed-rate debt securities with longer maturities is more sensitive to changes in market interest rates than the value of such securities with shorter maturities. Thus, if the Fund is invested in securities with longer weighted average maturities, the net asset value of the Fund should be expected to have greater volatility in periods of changing market interest rates.

     If the Manager/Sub-Adviser forecast that interest rates will decrease, the average maturity of the portfolio can be extended out to 30 years. If the Manager/Sub-Adviser forecast an increase in interest rates, a defensive policy may be more appropriate, and the Manager/Sub-Adviser may deem it prudent to reduce the average maturity of the portfolio to less than one year.

     Effective duration estimates the interest rate risk (price volatility) of a security, i.e., how much the value of the security is expected to change with a given change in interest rates. The longer a security's effective duration, the more sensitive its price is to changes in interest rates. For example, if the interest rate were to increase by 1% on a bond with an effective duration of 5 years, the price of the bond would decline by 5%. Similarly, if the interest rate were to increase by 1% on a bond with an effective duration of 15 years, the price of the bond would decline by 15%. At a yield of 7%, the effective duration of a 30-year U.S. Treasury Bond is about 13 years. It is important to understand that, while a valuable measure, effective duration is based on certain assumptions and has several limitations. It is most useful as a measure of interest rate risk when interest rate changes are small, rapid and occur equally across all the different points of the yield curve.

     U.S. TREASURY STRIPS. The Fund may invest in zero coupon Treasury Securities, (U.S. Treasury STRIPS). Such securities are debt obligations which do not entitle the holder to periodic interest payments prior to maturity and are traded at a discount from their face amounts. The discount of zero coupon Treasury Securities varies primarily depending on the time remaining until maturity and prevailing interest rates. Zero coupon securities can be sold prior to their due date in the secondary market at the then-prevailing market value which depends primarily on the time remaining to maturity and prevailing levels of interest rates. The market prices of zero coupon securities are generally more volatile than the market prices of securities of comparable quality and similar maturity that pay interest periodically and may respond to a greater degree to fluctuations in interest rates than do such non-zero coupon securities.

     REPURCHASE AGREEMENTS. The Fund may enter into repurchase agreements with respect to U.S. Treasury Securities. A repurchase agreement involves the purchase by the Fund of treasury securities with the condition that after a stated period of time the original seller (a member bank of the Federal Reserve System or a recognized securities dealer) will buy back the same securities ("collateral") at a predetermined price or yield. Repurchase agreements involve certain risks not associated with direct investments in securities. In the event the original seller defaults on its obligation to repurchase, as a result of its bankruptcy or otherwise, the Fund will seek to sell the collateral, which action could involve costs or delays. In such case, the Fund's ability to dispose of the collateral to recover such investment may be restricted or delayed. While collateral will at all times be maintained in an amount equal to the repurchase price under the agreement (including accrued interest due thereunder), to the extent proceeds from the sale of collateral were less than the repurchase price, the Fund would suffer a loss. Repurchase agreements maturing in more than seven days are considered illiquid and subject to the Fund's restriction on investing in illiquid securities.

     LENDING OF PORTFOLIO SECURITIES. Consistent with applicable regulatory requirements, the Fund may lend its portfolio securities (principally to broker-dealers) where such loans are callable at any time and are continuously secured by collateral (cash or government securities) equal to no less than the market value, determined daily, of the securities loaned. The Fund will receive amounts equal to interest on the securities loaned. The Fund will also earn income for having made the loan. The Fund will limit its loans of portfolio securities to an aggregate of 33 1/3% of the value of its total assets, measured at the time such loan is made. ("Total assets" of the Fund includes the amount lent as well as the collateral securing such loans.) In determining whether the Fund meets the requirement that at least 90% of its total assets be invested in U.S. Treasury Securities, the Fund will consider the securities lent as well as the collateral securing such loans.

     As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. However, the Fund will only enter into loan arrangements with broker-dealers, banks or other institutions which either the Manager or the Sub-Adviser has determined are creditworthy under guidelines established by the Company's Board of Directors. The Fund may also experience a loss if, upon the failure of a borrower to return loaned securities, the collateral is not sufficient in value or liquidity to cover the value of such loaned securities (including accrued interest thereon). Apart from lending its securities, investing in repurchase agreements, and acquiring debt securities, as described in the Prospectus and Statement of Additional Information, the Fund will not make loans to other persons.

     The rate of turnover in the Fund will vary substantially from year to year depending on market opportunities. During some periods, turnover will be well below 50% but at other times could exceed 200% annually. While such portfolio adjustments may require the sale of securities prior to their maturity date, the goal of such transactions will be either to increase income and/or to change the duration of the overall portfolio.